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[on company letterhead]

                           Bateman & Co., Inc., P.C.
                           Certified Public Accountan
                           5 Briardale Court
                           Houston Texas 77027-2904



June 20, 2001

Mr. Wayne Taylor
Security Biometrics Inc.
1030 W. Georgia Street, Suite 1410
Vancouver, B.C. V6E 2Y3 CANADA

Dear Mr. Taylor:

This is to confirm that the client- auditor relationship between Security Biometrics, Inc. (Commission File Number 000-30711) and Bateman & Co., Inc., P.C. has ceased.

                                                Very truly yours,
                                                S/ Bateman & Co. Inc., P.C.